EX 10.16
DIVERSIFIED GLOBAL HOLDINGS GROUP, INC.
December 31, 2011

Mr. Dmitriy Sergeev
RE: Separation and Release Agreement

Dear Mr. Sergeev:

This letter ("Separation and Release Agreement" or "Agreement") is your notice that we agree to the sale by Diversified Global Holdings Group, Inc., a Florida corporation ("DGHG" or the "Company"), of Fregat Ltd., a Russian Federation limited company ("Fregat"), to you.

AGREEMENTS:

In consideration of your agreements made as provided herein, DGHG agrees to assign and transfer to you all equity interests owned by it in Fregat.

DGHG's agreement to transfer to you all limited company ownership interests in Fregat to you is conditioned upon your agreement to the following:

First, In consideration of the transfer to you of all limited company ownership interests in Fregat, you hereby waive any rights to any salary or unreimbursed expenses owed to you by DGHG. You agree to release, and indemnify and hold harmless, DGHG and its officers and directors from any liabilities or claims relating to your employment with DGHG.

Second, you agree that you will promptly return, and transfer and assign to, DGHG in payment for the transfer to you of all of the limited company ownership interests in Fregat, certificates representing 203,698 shares of DGHG common stock in accordance with this Settlement Agreement.

Third, you agree to transition with DGHG and assist DGHG in all respects with regard to filing of financial information concerning Fregat with the U.S. Securities and Exchange Commission (SEC), as the rules of the SEC may require.

Fourth, you agree to execute all necessary powers of attorney and other instruments to ensure filing with appropriate authorities in the Russian Federation of the change of ownership information concerning Fregat.

Finally, you agree that after the Separation Date, you will not, either directly or indirectly, separately or in association with others, interfere with DGHG's relationship with (1) any of its subsidiaries or prospective investors, or (2) current or prospective employees of DGHG or any of its subsidiaries, by soliciting or encouraging, or causing others to solicit or encourage, any of them to discontinue their employment with DGHG or any of its subsidiaries. Further, you agree that you will not use or disclose to others any confidential or proprietary information concerning DGHG.

This Separation and Release Agreement is intended to be a binding legal document and contains all of the agreements between you and DGHG. The terms of this Agreement cannot be modified except in a written document signed by both of us. This Agreement is effective as of the date set forth in the first paragraph hereof.

If the foregoing terms and conditions are entirely satisfactory to you, please date and sign this Separation and Release Agreement below and return the original to the Company.

Sincerely,